Exhibit 99.1

August 5, 2026

Fellow Shareholders:

I am honored to be writing to you as FuboTV’s1 new Chief Executive Officer. Since my appointment in July, I have spent the past month meeting our incredible team and diving headfirst into FuboTV’s strategy, which has only reinforced my confidence in the company’s growth potential and ability to drive shareholder value.

While I am new to FuboTV, I am no stranger to our industry, operations and key stakeholders. I have been fortunate to spend my entire career in global media and entertainment businesses, holding senior leadership roles in operations and technology during periods of great transformation, including nearly a decade at The Walt Disney Company. In these roles, I have gained deep experience in the evolving consumer trends that are shaping media today, and the business models that have emerged from these exciting new dynamics.

Success in this space requires a clear strategy, excellence in execution, thoughtful capital allocation, and the ability to move rapidly to deliver at scale, all while keeping the viewer at the center of everything we do and continuing to innovate to drive engagement. That approach was key to my success in building Disney’s global streaming ambitions into one of the largest and most profitable direct-to-consumer streaming businesses in the world, and I’m excited to bring that experience to FuboTV.

Following the combination with Hulu + Live TV, FuboTV is now one of the largest virtual Pay TV providers in North America, commanding over $6 billion in pro forma combined revenue last fiscal year. Also, importantly, our company, named among Fast Company’s 2026 Most Innovative Video Companies, is a leader in its content packaging across sports, entertainment and news, including local programming, and is widely recognized as delivering a best-in-class user experience. These are strong foundations for growth, and my goal is to help the combined company reach its full potential by maximizing these opportunities.

It’s not lost on me that it’s a unique position to be FuboTV’s second-ever CEO, especially at a pivotal time in the company’s evolution. I plan to champion the same innovation that has been a hallmark of FuboTV’s history, while enhancing the experience for our subscribers and deepening our relationships with advertisers and content partners.

1 As used in this letter, unless expressly indicated otherwise, “FuboTV” refers to FuboTV Inc. (and its consolidated subsidiaries), and “Fubo” refers to the Company’s Fubo-branded offerings.

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In my first few weeks, I’ve been able to see what makes our platforms and content so compelling – and this is evident in our third-quarter results. Subscriber performance during the quarter was strong, reflecting our unparalleled offering for can’t-miss live events like the NBA Finals and the FIFA World Cup 2026™. Our leadership position in advancing the live TV user experience was on full display during the World Cup, including enhanced search and personalization capabilities, interactive content hubs and mobile viewing innovations on the Fubo service. Our subscribers’ response to these features was strong and reinforces the Company’s position as an innovator.

Importantly, we also continue to see the impact of our deeper commercial relationship with our presence on Disney platforms. For example, ESPN’s “Where-to-Watch” integration is proving to be an emerging source of subscriber acquisition for Fubo products, delivering strong conversion and retention metrics to date compared with other acquisition channels, and demonstrating the opportunity from reaching high quality, well qualified potential subscribers with our offers. We believe Disney’s progress towards fully integrating Hulu into Disney+, including the planned Live TV integration, will be another positive step, and we are excited about advancements in the Live TV consumer experience. And, we have begun to see the power of being part of the Disney advertising organization with improvements in both Fubo’s CPM rates and capacity utilization since completing our migration to the Disney Ad Server platform. We are also thrilled that FuboTV was part of Disney’s Advertising Upfronts this year, adding to Disney’s portfolio of industry-leading live sports, news and entertainment opportunities for advertisers. While these initiatives are in their early innings, they are positive steps that we plan to continue building on as we move forward.

Looking ahead, I am working closely with our teams to sharpen our strategic focus, and determine where we can amplify our opportunities to accelerate growth and drive profitability, as we continue to position FuboTV for this next phase. I will be sharing a strategic update on our November earnings call, along with more details on our plan to deliver increasing shareholder value.

FuboTV’s future is bright and I am excited to build on its momentum. In the meantime, I encourage you to read more about our third quarter product and performance highlights in the remainder of the letter below.

Sincerely,

Alisa Bowen

CEO, FuboTV

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Q3 Fiscal 2026 Highlights

To facilitate comparability between periods, the following presents FuboTV’s Q3 fiscal 2026 results compared to FuboTV’s results for the corresponding three month period ended June 30, 2025 (“Q3 fiscal 2025”) on an as-reported basis and pro forma basis, which gives effect to the Company’s business combination with Hulu + Live TV as if it had been completed at the beginning of the first period presented.

●	Revenue of $1.482 billion, compared to $1.074 billion in Q3 fiscal 2025

○	Compared to Q3 fiscal 2025 Pro Forma Revenue of $1.484 billion

●	Total North America Subscribers of 5.75 million, compared to 5.63 million in Q3 fiscal 2025, representing growth of 2% on a year-over-year (YoY) basis
●	Net Loss of $25.7 million, compared to a Net Loss of $38.0 million in Q3 fiscal 2025

○	Compared to Q3 fiscal 2025 Pro Forma Net Loss of $72.0 million

●	Adjusted EBITDA[2] of $19.1 million, compared to Pro Forma Adjusted EBITDA[2] of $31.0 million in Q3 fiscal 2025
●	Cash Position: FuboTV ended the quarter with $236.4 million in cash, cash equivalents and restricted cash on hand
●	Earnings Per Share (“EPS”) loss of $0.25

We ended the quarter with 29,484,803 shares of Class A common stock issued and outstanding and 78,992,518 shares of Class B common stock (vote only) issued and outstanding.

Summary Financials (millions)
Global
Fiscal Quarter	3Q25	4Q25	1Q26	2Q26	3Q26
Quarter Ending	6/28/2025	9/27/2025	12/31/2025	3/31/2026	6/30/2026
Revenue	$1,073.8	$1,107.7	$1,548.7	$1,573.9	$1,481.7
Pro Forma Revenue	$1,483.8	$1,501.7	$1,683.1
Net Income (Loss)	$(38.0)	$(38.8)	$(19.1)	$(6.2)	$(25.7)
Pro Forma Net Income (Loss)	$(72.0)	$(96.3)	$(46.4)
Pro Forma Adjusted EBITDA / Adjusted EBITDA[3]	$31.0	$4.1	$41.4	$37.7	$19.1

North America (NA)
Fiscal Quarter	3Q25	4Q25	1Q26	2Q26	3Q26
Quarter Ending	6/28/2025	9/27/2025	12/31/2025	3/31/2026	6/30/2026
Revenue	$1,073.8	$1,107.7	$1,542.9	$1,565.6	$1,473.9
Pro Forma Revenue	$1,475.1	$1,493.2	$1,674.5
Total Subscribers	5.63	6.01	6.18	5.73	5.75

Rest of World (ROW)
Fiscal Quarter	3Q25	4Q25	1Q26	2Q26	3Q26
Quarter Ending	6/28/2025	9/27/2025	12/31/2025	3/31/2026	6/30/2026
Revenue	$-	$-	$5.8	$8.3	$7.8
Pro Forma Revenue	$8.6	$8.6	$8.6
Total Subscribers	0.349	0.342	0.335	0.328	0.356

2 Adjusted EBITDA and Pro Forma Adjusted EBITDA are non-GAAP financial measures. For a reconciliation of these measures to the most directly comparable U.S. GAAP financial measures, Net Income (Loss) and Pro Forma Net Income (Loss) (prepared in accordance with Article 11 of Regulation S-X), respectively, for historical periods, please refer to the “Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures” section of this letter. See “Basis of Presentation” and “Key Performance Metrics and Non-GAAP Financial Measures” for more information.

3 Adjusted EBITDA for all periods prior to Q2 fiscal 2026 is presented on a pro forma basis.

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Guidance and Long-Term Financial Targets

●	Revised Fiscal 2026 Pro Forma Adjusted EBITDA[4] guidance to $90-$100 million (compared to $80-$100 million previously)
●	Reaffirmed Fiscal 2028 Adjusted EBITDA[4] target of at least $300 million
●	Positive Free Cash Flow[4] remains expected in Fiscal 2027 and Fiscal 2028 under current operating plan
●	Reaffirmed Fiscal 2026 ending cash, cash equivalents and restricted cash guidance of at least $200 million

Fubo Links on ESPN Platform

Our previously announced inclusion of Fubo links on ESPN’s “Where to Watch” pages is off to a promising start. To date, customers referred to Fubo from ESPN (via ESPN.com) have been converting from free trials to paid subscriptions at higher levels than customers acquired from other channels, and are showing favorable early retention indicators. This suggests the initiative is driving high quality customers to the Fubo platform.

North America Advertising

Reported advertising revenue was $108.9 million, compared to pro forma advertising revenue of $109.4 million in the comparable prior-year period. We completed the integration of Fubo with the Disney Ad Server and optimized audience targeting, resulting in a lift to fill rates and CPMs on Fubo. Additionally, the FIFA World Cup 2026™, of which Fubo streamed in English (via FOX) and Spanish (Telemundo), drove meaningful ad revenue during the quarter, amounting to three times the ad revenue compared to the 2022 World Cup competition. As we continue to refine our ad tech synergies with Disney, we anticipate sustained advancement across our advertising business.

4 Free Cash Flow is a non-GAAP financial measure. The Company is not providing a reconciliation of forward-looking Pro Forma Adjusted EBITDA, Adjusted EBITDA or Free Cash Flow to the most directly comparable U.S. GAAP measures, Pro Forma Net income (Loss) (prepared in accordance with Article 11 of Regulation S-X), Net Income (Loss) and net cash provided by (used in) operating activities, respectively, because the Company does not currently have sufficient information to accurately estimate all of the variables and individual adjustments for such reconciliation. As such, the Company cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results. See also “Basis of Presentation” and “Key Performance Metrics and Non-GAAP Financial Measures.”

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Fubo Platform Product and Technology Update

We redesigned and optimized the Fubo mobile experience for FIFA World Cup 2026™, delivering the tournament’s biggest moments through a compelling live and on-demand streaming experience. Our Fubo mobile app home screen became a destination to catch up on live scores, match moments and team news, while features like game alerts drove viewership to the full game. This dynamic user-controlled experience, which we also extended to CTV and web, contributed to increased repeat visits to our platform during the tournament, including a 20% increase in repeat visits to Fubo’s Spanish-language plans.

We also expanded our feature that leverages opted-in users’ DVRs to identify and surface must-watch moments, across all sports. The Fubo platform now supports player-level and cross-game moments. Among applicable users, more than 40% engaged with the feature weekly. Those who did engage returned to the platform 6 more days in June than those who did not.

Through these features, we are providing our subscribers with personalized tools to experience live events, using their DVR to give them control over how they view and interact with their favorite content.

Also during the quarter we launched our user-configured Multiview feature on LG TVs, making Fubo the first vMVPD to launch Multiview with LG ahead of the 2026 fall football season. Additionally, as a result of our investments in streaming quality and upscaling, we now offer our users a robust selection of high-resolution channels that compares favorably to other streaming services.

Looking ahead, we remain on track to launch our previously announced AI-driven voice assistant feature in the fall. Our voice assistant will allow subscribers to search their DVR’d content using natural language queries (e.g., “show me the touchdowns from this weekend’s games” or “I want to watch Michigan’s game-winning drive from last night”).

Content and Distribution

We were pleased to bring back NBCUniversal’s portfolio of sports, entertainment and news networks to Fubo. This included Telemundo and Universo, the official Spanish-language distribution partners for FIFA World Cup 2026, which we were excited to deliver to subscribers of Fubo Latino. The reintroduction of these networks in time for the World Cup contributed to subscriber growth in the month of June.

Our continued expansion of our robust live sports offering was marked by new content partnerships with The Athletic, Ice Cube’s BIG3 basketball, Tracy McGrady’s ONES Basketball League and the European Football Alliance (EFA).

Q3 Fiscal 2026 Earnings Live Conference Call

FuboTV CEO Alisa Bowen and CFO John Janedis will host a conference call today at 9:30 a.m. ET to deliver remarks on the quarter followed by a question-and-answer session. The live webcast will be available on the Events & Presentations page of FuboTV’s Investor Relations website. An archived replay of the webcast will be available on FuboTV’s website shortly after the conclusion of the call. Participants should join the call at least 10 minutes prior to ensure that they are connected prior to the event.

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More Information

We encourage you to read our full set of financial statements and SEC filings and to sign up for email alerts on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under FuboTV Inc.’s filings, as well as https://ir.fubo.tv.

FuboTV Inc. intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The Company encourages reading the full set of financial statements and related disclosures in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 that will be filed with the SEC.

About FuboTV Inc.

FuboTV Inc. (NYSE: FUBO) is a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company and the second largest vMVPD in the U.S. (UBS estimates) and ranked among Fast Company’s Most Innovative Companies (2026) and the Financial Times’ The Americas’ Fastest-Growing Companies (2026, 2025), FuboTV Inc. owns Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe. FuboTV Inc. is an affiliate of The Walt Disney Company.

Learn more at https://fubo.tv

Forward-Looking Statements

This letter contains forward-looking statements of FuboTV Inc. (the “Company” or “FuboTV”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, our financial results and our expected future financial results, including our financial outlook and/or guidance and long-term targets, which include Adjusted EBITDA, Pro Forma Adjusted EBITDA, Free Cash Flow and ending cash, cash equivalents and restricted cash, growth opportunities and expected acceleration of our growth and profitability objectives, our offerings and the benefits of any expanded product offerings and technical innovations, including the use of AI tools, the timing of future launches, our partnerships and other arrangements, our sports programming and packaging, distribution and consumer preferences, the benefits of our business combination with Hulu + Live TV, progression on synergy opportunities and anticipated related benefits, and benefits of our ad tech migration to Disney. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; risks related to the integration of the Hulu + Live TV business; risks related to our organizational structure following completion of the Business Combination; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Business Combination; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; risks related to our commercial arrangements with Hulu; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to our conversion to a Delaware corporation and our status as a “controlled company”; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent FuboTV’s views as of the date of this letter. FuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing FuboTV’s views as of any date subsequent to the date of this letter.

(FuboTV Inc. As-Reported Financial Statements begin on the following pages)

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FuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended
	June 30,	June 28,
	2026	2025
	Unaudited	Unaudited
Revenues
Subscription	$300,403	$-
Related party	1,067,851	1,071,001
Advertising	108,944	-
Other	4,516	2,794
Total revenues	1,481,714	1,073,795
Operating expenses
Subscriber related expenses	816,867	496,221
Subscriber related expenses - related party	547,820	574,780
Broadcasting and transmission	9,141	-
Sales and marketing	59,245	1,184
Technology and development	20,900	-
General and administrative	18,111	39,629
Depreciation and amortization	36,227	-
Total operating expenses	1,508,311	1,111,814
Operating loss	(26,597)	(38,019)

Other income (expense)
Interest expense, net	(2,988)	-
Amortization of debt premium, net	4,674	-
Other income (expense)	(72)	-
Total other income (expense)	1,614	-

Loss from before income taxes	(24,983)	(38,019)
Income tax provision	(728)	-
Net loss	(25,711)	(38,019)

Less: Net loss attributable to non-controlling interest	17,487	-
Net loss attributable to common shareholders	$(8,224)	$(38,019)

Other comprehensive income (loss)
Foreign currency translation adjustment	80	-
Comprehensive loss attributable to common shareholders	$(8,144)	$(38,019)

Net loss per share - basic and diluted	$(0.25)	$-

Weighted average shares outstanding:
Basic and diluted	32,758,090	-

Stock-based compensation was allocated as follows:
Subscriber related expenses	66	-
Sales and marketing	2,422	-
Technology and development	2,213	-
General and administrative	4,776	-
Total stock-based compensation	9,477	-

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FuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	September 27,
	2026	2025
	Unaudited
ASSETS
Current assets
Cash and cash equivalents	$230,283	$-
Accounts receivable, net	109,609	6,655
Accounts receivable, net - related party	501,302	-
Prepaid and other current assets	50,381	-
Total current assets	891,575	6,655

Property and equipment, net	5,718	-
Restricted cash	6,145	-
Intangible assets, net	369,136	-
Goodwill	2,614,248	1,296,000
Right-of-use assets	32,204	-
Other non-current assets	18,060	-
Total assets	$3,937,086	$1,302,655

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$37,772	$-
Accrued expenses and other current liabilities	530,869	370,933
Related party current liabilities	244,260	16,396
Deferred revenue	71,314	-
Long-term borrowings - current portion	342	-
Current portion of lease liabilities	2,989	-
Total current liabilities	887,546	387,329

Convertible notes, net	224,953	-
Notes payable - related party	145,000	-
Deferred tax liabilities	1,732	-
Lease liabilities	29,456	-
Other long-term liabilities	9,530	-
Total liabilities	1,298,217	387,329

COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest	1,825,516	-

Shareholders' equity:
Preferred Stock par value $0.0001: 50,000,000 shares and 0 shares authorized at June 30, 2026 and September 27, 2025, respectively; 0 shares issued and outstanding at June 30, 2026 and September 27, 2025, respectively	-	-
Class A Common Stock par value $0.0001: 5,000,000,000 and 0 shares authorized at June 30, 2026 and September 27, 2025, respectively; 29,484,803 and 0 shares issued and outstanding at June 30, 2026 and September 27, 2025, respectively	3	-
Class B Common Stock par value $0.0001: 2,000,000,000 and 0 shares authorized at June 30, 2026 and September 27, 2025, respectively; 78,992,518 and 0 shares issued and outstanding at June 30, 2026 and September 27, 2025, respectively	8	-
Additional paid-in capital	829,743	915,326
Accumulated deficit	(16,301)	-
Accumulated other comprehensive loss	(100)	-
Total shareholders' equity	$813,353	$915,326
TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	$3,937,086	$1,302,655

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FuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended
	June 30,	June 28,
	2026	2025
	Unaudited	Unaudited
Cash flows from operating activities
Net loss	$(50,981)	$(117,520)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	96,467	-
Stock-based compensation	32,359	-
Amortization of debt premium, net	(12,438)	-
Deferred income tax provision	521	-
Amortization of right-of-use assets	2,097	-
Changes in operating assets and liabilities of business:
Accounts receivable, net	(526,541)	(112)
Prepaid expenses and other assets	(11,137)	-
Accounts payable	(7,162)	-
Accrued expenses and other liabilities	89,839	(10,071)
Deferred revenue	(28,261)	-
Lease liabilities	(1,856)	-
Net cash used in operating activities	(417,093)	(127,703)

Cash flows from investing activities
Acquisition of Fubo, net of cash acquired	268,057	-
Purchases of property and equipment	(1,066)	-
Capitalization of internal use software	(8,045)	-
Net cash provided by investing activities	258,946	-

Cash flows from financing activities
Proceeds from the issuance of common stock	95	-
Pre-combination net contributions from Disney	394,499	127,703
Proceeds from note payable - related party	145,000	-
Repayment of convertible notes	(144,765)	-
Proceeds from exercise of stock options	102	-
Payment for cancellation of fractional shares	(2)	-
Repayments of notes payable and long-term borrowings	(354)	-
Net cash provided by financing activities	394,575	127,703

Net increase in cash, cash equivalents and restricted cash	236,428	-
Cash, cash equivalents and restricted cash at beginning of period	-	-
Cash, cash equivalents and restricted cash at end of period	$236,428	$-

Supplemental disclosure of cash flows information:
Interest paid	11,394	-
Income taxes paid	464	-

Non-cash financing and investing activities:
Redeemable non-controlling interest	1,825,516	-
Unpaid property and equipment included accounts payable	36	-

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Basis of Presentation

On October 29, 2025 (the “Closing Date”), FuboTV Inc. (the “Company” or “FuboTV”), The Walt Disney Company (“Disney”) and Hulu, LLC (“Hulu”) consummated the transactions contemplated by the Business Combination Agreement, dated as of January 6, 2025, by and among FuboTV, Disney and Hulu, pursuant to which the parties combined FuboTV’s existing business with Disney’s Hulu + Live TV business (the “Hulu Live Business” and, such transactions, collectively, the “Business Combination”).

The Company has accounted for the Business Combination as a reverse acquisition of the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), with the Hulu Live Business treated as the accounting acquirer. Accordingly, commencing with the fiscal quarter ended December 31, 2025, the historical combined carve-out financial statements of the Hulu Live Business are presented as the historical financial statements of the Company. Prior to the Business Combination, the Hulu Live Business operated as part of Hulu, which is controlled and consolidated by Disney, and, therefore, its historical financial statements were prepared on a carve-out basis from Disney and Hulu, including allocations of certain corporate costs, shared services, and assets and liabilities that were not historically operated or financed on a standalone basis. As a result, the historical results of the Hulu Live Business are not necessarily comparable to the results of the Company following the Business Combination.

To facilitate comparability between periods, we have also included supplemental unaudited pro forma condensed combined financial information, including Pro Forma Revenue and Pro Forma Net Income (Loss), giving effect to the Business Combination as if it had been consummated at the beginning of the first period presented. The unaudited pro forma condensed combined financial information has been prepared in accordance with U.S. GAAP and Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information is based on the historical combined carve-out financial statements of the Hulu Live Business and the historical consolidated financial statements of FuboTV, as adjusted to give effect to the Business Combination and related transactions. This information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

Prior to the closing of the Business Combination, the Hulu Live Business’s fiscal year ended on the Saturday closest to September 30, and the Company’s historical fiscal year end was December 31. Effective as of the Closing Date, the Company changed its fiscal year end to September 30, with its first full fiscal year following the Closing Date to end on September 30, 2026.

Key Performance Metrics and Non-GAAP Financial Measures

Total Subscribers

Total Subscribers represent the total number of subscribers to our live TV streaming services, including Fubo and Hulu + Live TV, who have completed registration, have activated a payment method (reflecting one paying subscriber per plan), and from whom payment was collected during the month ending the relevant period. Subscribers participating in free or trial offerings are excluded from this metric. We believe the number of total paid subscribers is a useful metric for gauging the size of our user base following the business combination with Hulu + Live TV. For comparative purposes, Total Subscribers for periods ended prior to the Closing Date gives effect to the Business Combination as if it had been completed at the beginning of such period.

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Adjusted EBITDA and Pro Forma Adjusted EBITDA

Adjusted EBITDA and Pro Forma Adjusted EBITDA are non-GAAP financial measures defined as Net Income (Loss) and Pro Forma Net income (Loss), respectively, in each case adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, income tax provision (benefit), and certain corporate allocation expenses. Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV. Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at FuboTV, FuboTV expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

Adjusted EBITDA Margin and Pro Forma Adjusted EBITDA Margin

Adjusted EBITDA Margin and Pro Forma Adjusted EBITDA Margin are non-GAAP financial measures defined as Adjusted EBITDA divided by Revenue and Pro Forma Adjusted EBITDA divided by Pro Forma Revenue, respectively.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as Net cash provided by (used in) operating activities, reduced by capital expenditures (consisting of purchases of property and equipment), capitalization of internal use software, purchases of intangible assets and gain on settlement of litigation, net. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this letter, including Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA Margin and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the historical non-GAAP financial measures used in this letter to their most directly comparable GAAP financial measures.

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FuboTV Inc.

Reconciliation of Net Income (Loss) and Pro Forma Net Income (Loss) to Non-GAAP Adjusted EBITDA and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 27, 2025	June 28, 2025
	As-Reported	As-Reported	Pro Forma	Pro Forma	Pro Forma
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(25,711)	$(6,206)	$(46,388)	$(96,253)	$(71,970)
Depreciation and amortization	36,227	36,010	27,367	46,579	46,580
Stock-based compensation	9,477	10,187	18,240	14,068	12,832
Certain litigation and transaction expenses(1)	29	628	36,793	7,664	8,271
Other (income) expense	(1,614)	(3,215)	(8,808)	(528)	(564)
Income tax provision (benefit)	728	343	367	(3,410)	(63)
Certain corporate allocation expenses(2)	-	-	13,825	35,936	35,923
Adjusted EBITDA	19,136	37,747	41,396	4,056	31,009

Adjusted EBITDA	19,136	37,747	41,396	4,056	31,009
Divide:
Revenue	1,481,714	1,573,867	1,683,120	1,501,733	1,483,785
Adjusted EBITDA Margin	1.3%	2.4%	2.5%	0.3%	2.1%

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the business combination with Hulu + Live TV.
(2)	Certain corporate allocation expenses consist of expenses related to allocations of Hulu and Disney’s corporate executive functions and other services previously provided by Hulu and Disney to the Hulu Live Business. As many of these corporate functions are redundant to those already existing at FuboTV, FuboTV expects to incur limited additional costs to operate as a combined public company that are not based on the commercial arrangements effective as of the Closing Date.

# # #

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Contacts

Investor Contacts:

Ameet Padte, FuboTV

ameet@fubo.tv

Tanner Kaufman / Heather Wilson, FTI Consulting

tanner.kaufman@fticonsulting.com / heather.wilson@fticonsulting.com

Media Contacts:

Jennifer L. Press, FuboTV

jpress@fubo.tv

Bianca Illion, FuboTV

billion@fubo.tv

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